Exhibit 5.02

[Letterhead of Jones Day]

October 4, 2006

Southwestern Public Service Company
Tyler at Sixth Street
Amarillo, Texas  79101

Re:  Form S-3 Registration Statement (333-132724) of Southwestern Public Service Company

Ladies and Gentlemen:

We have acted as counsel to Southwestern Public Service Company, a New Mexico corporation (the “Company”), in connection with the issuance and sale by the Company of $450,000,000 in aggregate principal amount of unsecured debt securities (the “Securities”) pursuant to the Registration Statement on Form S-3 (File No. 333-132724) (the “Registration Statement”).  The Securities will be issued pursuant to the Indenture dated as of February 1, 1999, as supplemented and to be supplemented by various supplemental indentures (as so supplemented, the “Indenture”), between the Company and The Bank of New York, as successor trustee (the “Trustee”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion.  Based upon the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, will remain effective at the time of issuance of the Securities thereunder, (ii) New Mexico Public Regulation Commission has issued an order authorizing and approving the issuance and sale of the Securities; (iii) the resolutions authorizing the Company to issue, offer and sell the Securities have been duly adopted by the Company’s Board of Directors and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (iv) the Securities will be issued in compliance with applicable federal and state securities laws.

We have further assumed that (a) the Company is a corporation existing and in good standing under the laws of the State of New Mexico, has all requisite power and authority, has obtained all requisite organizational, third party and governmental authorizations, consents and approvals and made all filings and registrations required to enable it to execute, deliver and perform its obligations under the Indenture and the Securities; (b) such execution, delivery and performance did not and will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties; (c) the Indenture (i) has been (A) duly authorized by the Company and (B) executed and delivered by the Company under the laws of the State of New Mexico, (ii) does not violate the laws of New Mexico and (iii) constitutes a valid and binding obligation of the Company under New Mexico law; (d) the Securities will have been issued under the Indenture and (e) the Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

Our opinion set forth herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors’ rights generally, and general equitable principles, whether such principles are considered in a proceeding at law or at equity.

In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein.  The opinion expressed herein is limited to the federal securities laws of the United States of America and the laws of the State of New York, in each case as currently in effect; and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.02 to the Registration Statement and to the reference to Jones Day under the caption “Legal Opinions” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day